                                                                 EXHIBIT (m)(19)

                     AMENDMENT NO. 10 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                                     C CLASS

     THIS AMENDMENT NO. 10 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES PLAN is made as of the 29th day of November, 2006, by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the Issuers  (other than  American  Century  Quantitative  Equity
Funds, Inc., a Maryland  corporation  ("ACQEF,  Inc.")) are parties to a certain
Master Distribution and Individual Shareholder Services Plan dated September 16,
2000, to be effective May 1, 2001 and amended August 1, 2001,  December 3, 2001,
July 1, 2002,  September  3, 2002,  January 2, 2004,  May 1, 2004,  May 1, 2005,
September 29, 2005 and March 30, 2006(the "Plan"); and

     WHEREAS,  American Century Investment Trust has added two new series, Short
Duration Fund and Core Plus Fund (the "New ACIT Funds");

     WHEREAS, American Century Quantitative Equity Funds has added a new series,
International  Core Equity Fund (the "New ACQEF Fund" collectively with New ACIT
Funds, the "New Funds"); and

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of the New Funds;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

                                       1

     2. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 10.

     3. In the event of a conflict  between the terms of this  Amendment  No. 10 and the  Plan,  it is the  intention  of the  parties  that  the  terms  of this
Amendment No. 10 shall control and the Plan shall be  interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 10, the parties hereby confirm and ratify the Plan.

     4. This Amendment No. 10 may be executed in two or more counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS WHEREOF,  the undersigned have executed this Amendment No. 10 as of the date first above written.

                                AMERICAN CENTURY CALIFORNIA TAX-FREE
                                     AND MUNICIPAL FUNDS
                                AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                AMERICAN CENTURY INVESTMENT TRUST
                                AMERICAN CENTURY MUNICIPAL TRUST
                                AMERICAN CENTURY TARGET MATURITIES TRUST
                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                                BY:  /s/ Charles A. Etherington
                                     -------------------------------------------
                                     Charles A. Etherington
                                     Vice President of each of the Issuers

                                       2

                                   SCHEDULE A

                         SERIES OFFERING C CLASS SHARES

SERIES                                                      DATE PLAN ADOPTED
------                                                      -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

>>California High-Yield Municipal                             May 1, 2001
>>California Intermediate-Term Tax-Free                       May 1, 2001
>>California Long-Term Tax-Free                               May 1, 2001

AMERICAN CENTURY GOVERNMENT INCOME TRUST

>>Ginnie Mae Fund                                             May 1, 2001

AMERICAN CENTURY INVESTMENT TRUST

>>Diversified Bond Fund                                       September 3, 2002
>>Prime Money Market Fund                                     May 1, 2001
>>High-Yield Fund                                             July 2, 2002
>>Inflation Protection Bond Fund                              May 1, 2005
>>Select Bond Fund                                            March 30, 2006
>>High-Yield Bond Fund                                        March 30, 2006
>>Short Duration Fund                                         November 29, 2006
>>Core Plus Fund                                              November 29, 2006

AMERICAN CENTURY MUNICIPAL TRUST

>>Arizona Municipal Bond Fund                                 May 1, 2001
>>Florida Municipal Bond Fund                                 May 1, 2001
>>High-Yield Municipal Fund                                   May 1, 2001
>>Tax-Free Bond Fund                                          May 1, 2001
>>Long-Term Tax-Free Fund                                     March 30, 2006

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
>>Equity Growth Fund                                          May 1, 2004
>>Income & Growth Fund                                        May 1, 2004
>>Long-Short Equity Fund                                      September 29, 2005
>>International Core Equity Fund                              November 29, 2006

By:     /s/ Charles A. Etherington
        -----------------------------------------------
Name:   Charles A. Etherington
Title:  Vice President
Date:   November 29, 2006

                                      A-1